Exhibit 4.2

THIS FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of April 28, 2017, by and among TOLL BROTHERS FINANCE CORP. (the “Issuer”), the party listed on Schedule A hereto (the “Additional Guarantor”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”). Capitalized terms used in this Fourteenth Supplemental Indenture and not otherwise defined herein (including terms used on Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture, dated as of February 7, 2012, by and among the Issuer, Toll Brothers, Inc., as Guarantor, the other Guarantors identified therein and the Trustee (as more fully described on Exhibit A attached hereto).
RECITALS
WHEREAS, Section 4.04 of the Indenture provides that if in accordance with the provisions of the Revolving Credit Facility the Company adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of the Original Indenture as a guarantor under the Revolving Credit Facility, such Subsidiary shall contemporaneously become a Guarantor under the Indenture;
WHEREAS, desiring to become a Guarantor under the Indenture, the Additional Guarantor is executing and delivering this Fourteenth Supplemental Indenture; and
WHEREAS, the consent of Holders to the execution and delivery of this Fourteenth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Fourteenth Supplemental Indenture have been taken.
NOW, THEREFORE IT IS AGREED:
Section 1.Joinder. The Additional Guarantor agrees that by its entering into this Fourteenth Supplemental Indenture , it hereby unconditionally guarantees all of the Issuer’s obligations under (i) the 5.875% Senior Notes due February 15, 2022, (ii) the 4.375% Senior Notes due April 15, 2023, (iii) the 4.0% Senior Notes due December 31, 2018, (iv) the 5.625% Senior Notes due January 15, 2024, (v) the 4.875% Senior Notes due November 15, 2025, (vi) the 4.875% Senior Notes due March 15, 2027, and (vii) any other Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company, and (vi) the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, as if the Additional Guarantor was a party to the Original Indenture.
Section 2.    Ratification of Indenture. This Fourteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Fourteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 3.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.    Successors and Assigns. All covenants and agreements in this Fourteenth Supplemental Indenture by the Additional Guarantor shall bind the Additional Guarantor’s successors and assigns, whether so expressed or not.

Section 5.    Separability Clause. In case any one or more of the provisions contained in this Fourteenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 6.    Governing Law. This Fourteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Fourteenth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Fourteenth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
Section 7.    Counterparts. This Fourteenth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 8.    Role of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourteenth Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed as of the date first above written.

TOLL BROTHERS FINANCE CORP., as Issuer

By:	/s/ Joseph R. Sicree
Name: Joseph R. Sicree
Title: Senior Vice President

THE ADDITIONAL GUARANTOR NAMED
ON SCHEDULE A HERETO, as Guarantor

By:	/s/ Joseph R. Sicree
Name: Joseph R. Sicree
Title: Designated Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President

[SIGNATURE PAGE TO FOURTEENTH SUPPLEMENTAL INDENTURE
TO INDENTURE DATED AS OF FEBRUARY 7, 2012]

SCHEDULE A

Additional Guarantor as of April 28, 2017

Toll MI VII Corp., a Michigan corporation

EXHIBIT A

For purposes of this Fourteenth Supplemental Indenture, the term “Indenture” shall mean that certain Indenture, dated as of February 7, 2012 (the “Original Indenture”) by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 5.875% Senior Notes due 2022 (the “5.875% Senior Notes”) by Toll Brothers Finance Corp. (the “Issuer”) and the issuance of related guarantees by Toll Brothers, Inc. (the “Company”) and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of January 31, 2012; (ii)  the issuance of $119,876,000 aggregate principal amount of 5.875% Senior Notes issued by the Issuer and the issuance of related guarantees by the Company and the other Guarantors in an exchange for a portion of the Issuer’s outstanding 6.875% Senior Notes due 2012 and 5.95% Senior Notes due 2013; (iii) the First Supplemental Indenture dated as of April 27, 2012 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (iv) the Authorizing Resolutions relating to the $300,000,000 principal amount of 4.375% Senior Notes due 2023 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of April 3, 2013; (v) the Second Supplemental Indenture dated as of April 29, 2013 (the “Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (vi) the Authorizing Resolutions relating to the $100,000,000 principal amount of 4.375% Senior Notes due 2023 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of May 8, 2013; (vii) the Authorizing Resolutions relating to the $350,000,000 principal amount of 4.000% Senior Notes due 2018 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 21, 2013; (viii) the Authorizing Resolutions, dated as of November 21, 2013, relating to the $250,000,000 principal amount of 5.625% Senior Notes due 2024 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 21, 2013; (ix) the Third Supplemental Indenture dated as of April 30, 2014 (the “Third Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (x) the Fourth Supplemental Indenture dated as of July 31, 2014 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xi) the Fifth Supplemental

Indenture dated as of October 31, 2014 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xii) the Sixth Supplemental Indenture dated as of January 30, 2015 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xiii) the Seventh Supplemental Indenture dated as of April 30, 2015 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xiv) the Eighth Supplemental Indenture dated as of October 30, 2015 (the “Eighth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (xv) the Authorizing Resolutions, dated as of October 30, 2015, relating to the $350,000,000 principal amount of 4.875% Senior Notes due 2025 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of October 30, 2015; and (xvi) the Ninth Supplemental Indenture dated as of January 29, 2016 (the “Ninth Supplemental Indenture”), by and between the party listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, affirmed its obligation as a Guarantor) and the Trustee; (xvii) the Tenth Supplemental Indenture dated as of April 29, 2016 (the “Tenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Tenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xviii) the Eleventh Supplemental Indenture dated as of October 31, 2016 (the “Eleventh Supplemental Indenture”), by and among the Issuer, the parties listed on Schedule A thereto (who, pursuant to such Eleventh Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xiv) the Twelfth Supplemental Indenture dated as of October 31, 2016 (the “Twelfth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twelfth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xv) the Thirteenth Supplemental Indenture dated as of January 31, 2017 (the “Thirteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Thirteenth Supplemental Indenture, affirmed their obligations as Guarantors) and the Trustee; (xvi) the Authorizing Resolutions relating to the $300,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 of the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities Listed on Schedule I thereto dated as of March 10, 2017; and as may be further supplemented (including by this Fourteenth Supplemental Indenture) and/or amended.